Exhibit 10.2

Execution Version

INCREASE JOINDER

This INCREASE JOINDER, dated as of June 4, 2013 (this “Increase Joinder”), with respect to the Amended and Restated Credit Agreement, dated as of May 7, 2012 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SUMMIT MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company, the Lenders party thereto, THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), THE ROYAL BANK OF SCOTLAND PLC and BANK OF AMERICA, N.A., as issuing banks (each in such capacity, the “Issuing Bank”), and the other arrangers and agents party thereto.

A.                                    Section 2.20(a) of the Credit Agreement provides that Borrower may, from time to time, request Incremental Commitments in an aggregate amount not to exceed $50.0 million subject to adjustments as set forth therein and subject to the terms and conditions set forth therein.

B.                                    Borrower desires to incur Incremental Commitments pursuant to Section 2.20(a) of the Credit Agreement in an aggregate principal amount of $50.0 million (the “Incremental Facility”), which will be used by Borrower and its subsidiaries from time to time in accordance with Section 5.08 of the Credit Agreement.

C.                                    The lenders identified as “Incremental Lenders” on the signature pages hereto (the “Incremental Lenders”) desire to provide Incremental Commitments in the several amounts set forth on Schedule A hereto.

D.                                    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.                            Increase Joinder.

A.                                    This Increase Joinder is a “joinder agreement” referenced in Section 2.20(a) of the Credit Agreement.  Borrower, the Administrative Agent and the Incremental Lenders hereby agree that the Incremental Commitments shall become effective upon the satisfaction of the conditions set forth in Section 2 hereof (the date on which such conditions are satisfied, the “Increase Amount Date”).

B.                                    Borrower, the Administrative Agent and the Incremental Lenders hereby agree that the Incremental Commitments and Revolving Facility Loans made with respect thereto shall have terms identical to those of the existing Revolving Facility Commitments and the existing Revolving Facility Loans (other than with respect to upfront fee pricing).  After giving effect hereto on the Increase Amount Date, the Incremental Commitments shall be deemed to be Revolving Facility Commitments and the Revolving Facility Commitments shall be deemed increased by the amount of the Incremental Facility.  Each Incremental Lender’s Incremental Commitment shall be in the amount set forth on Schedule A hereto.  The Revolving Facility Commitments of the existing Revolving Facility Lenders and the Incremental Lenders shall be adjusted as provided in Section 2.20(b) of the Credit Agreement and as further provided on Schedule A hereto.

C.                                    After giving effect hereto on the Increase Amount Date, there shall be $0 of further capacity to effectuate Incremental Commitments pursuant to Section 2.20(a) of the Credit Agreement.

SECTION 2.                            Conditions Precedent.  The occurrence of the Increase Amount Date is subject to the following conditions:

A.                                    the Administrative Agent shall have received signature pages for this Increase Joinder from Borrower and the Incremental Lenders;

B.                                    the Administrative Agent shall have received from Borrower a certificate, executed by the secretary of Borrower (or such other officer as may be acceptable to the Administrative Agent) in form and substance satisfactory to the Administrative Agent, attaching a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar body) of Borrower (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Increase Joinder and the related transactions;

C.                                    Borrower shall have provided written notice of their request for the Incremental Facility, which notice shall include all such information required by Section 2.20(a) of the Credit Agreement and shall have been delivered to the Administrative Agent at least five Business Days prior to the Increase Amount Date;

D.                                    the Administrative Agent shall have received from Borrower a certificate in form and substance satisfactory to the Administrative Agent, which certificate has been executed by the secretary of Borrower (or other such officer as may be acceptable to the Administrative Agent) and certifies that

(i)                                     no Default or Event of Default exists;

(ii)                                  the representations and warranties contained in Article III of the Credit Agreement and the other Loan Documents are true and correct as of the date hereof in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; and

(iii)                               the Borrower and its Restricted Subsidiaries are in compliance, on a Pro Forma Basis, with the Financial Performance Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries.

E.                                     Borrower shall have paid all amounts owed pursuant to Section 2.16 of the Credit Agreement in connection with the provisions of the Incremental Commitments;

F.                                      Borrower shall have paid all amounts owed pursuant to Section 8 hereof;

G.                                    Borrower and each Subsidiary Loan Party shall have entered into and delivered to the Administrative Agent and the Collateral Agent, reaffirmations of the guarantees and the security interests and Liens granted by such Persons under the Collateral Documents in a form reasonably satisfactory to the Administrative Agent and Collateral Agent;

H.                                   Borrower shall have paid to the Administrative Agent, for the benefit of each Incremental Revolving Lender, a fee equal to 0.50% of the aggregate amount of each such Incremental Lender’s Incremental Commitment on the Increase Amount Date; and Borrower shall have paid to RBS Securities Inc., as lead arranger with respect to this Increase Joinder, such fees as Borrower and RBS Securities Inc. have separately agreed to; and

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I.                                        the Administrative Agent shall be satisfied that, on and as of the Increase Amount Date, the Revolving Commitments shall have increased by at least $10.0 million pursuant to this Increase Joinder.

SECTION 3.                            Post Closing Obligations.  If requested by the Collateral Agent (in its sole discretion), within sixty (60) days of the Increase Amount Date, or such later date as the Collateral Agent shall agree in its sole discretion, the Collateral Agent shall have received either:

A.                                    a favorable opinion, addressed to the Administrative Agent, Collateral Agent and each of the Lenders, in form and substance reasonably satisfactory to the Collateral Agent, from local counsel in each jurisdiction in which the Mortgaged Properties are located substantially to the effect that:

(i)                                     the recording of the Mortgages are the only filings or recordings necessary to give constructive notice to third parties of the lien created by the Mortgages as security for the Secured Obligations (including the new Incremental Facility); and

(ii)                                  no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions are necessary under applicable law in order to maintain the continued validity or priority of the liens created by each Mortgage as security for the Secured Obligations (including the new Incremental Facility); or

B.                                    such other documentation with respect to each Mortgaged Property, in each case in form and substance reasonably acceptable to the Collateral Agent, as shall confirm the validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

(i)                                     With respect to each Mortgage encumbering Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the  Collateral Agent;

(ii)                                  With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (a) shall be addressed to the Administrative Agent, Collateral Agent and each of the Lenders, (b) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request and (c) shall be in form and substance reasonably satisfactory to the Collateral Agent;

(iii)                               Evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments referred to above; and

(iv)                              with respect to each Mortgaged Property, each Loan Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, any Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property.

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SECTION 4.                            Representations and Warranties.  Borrower represents and warrants to the Administrative Agent and each of the Lenders that this Increase Joinder is within Borrower’s organizational powers and has been duly authorized by all necessary organizational action on the part of Borrower.  This Increase Joinder has been duly executed and delivered by Borrower and constitutes, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  This Increase Joinder will not violate any Requirement of Law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.                            Credit Agreement.  Except as specifically provided hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the Increase Amount Date, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified hereby.  This Increase Joinder shall be a Loan Document for all purposes.

SECTION 6.                            Applicable Law.  This Increase Joinder shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 7.                            Counterparts.  This Increase Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of an executed signature page of this Increase Joinder by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.                            Expenses.  Borrower agrees to reimburse the Administrative Agent for the reasonable out-of-pocket expenses incurred by it in connection with this Increase Joinder, including the reasonable fees, charges and disbursements of Sidley Austin LLP, counsel for the Administrative Agent, and of local counsel to the Administrative Agent.

SECTION 9.                            Headings.  The Section headings used herein are for convenience of reference only, are not part of this Increase Joinder and are not to affect the construction of, or to be taken into consideration in interpreting, this Increase Joinder.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed by their respective authorized officers as of the day and year first written above.

SUMMIT MIDSTREAM HOLDINGS LLC, as Borrower

By:	Summit Midstream Partners, LP, its sole member

By:	/s/ Steve Newby
Name:	Steve Newby
Title:	President and Chief Executive Officer

Summit — Increase Joinder

THE ROYAL BANK OF SCOTLAND PLC,
as Administrative Agent, Collateral Agent and an Incremental Lender

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Authorized Signatory

Summit — Increase Joinder

ROYAL BANK OF CANADA, as an Incremental Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

Summit — Increase Joinder

DEUTSCHE BANK TRUST COMPANY AMERICAS, as an Incremental Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

Summit — Increase Joinder

BANK OF AMERICA NA, as an Incremental Lender

By:	/s/ Michael J. Clayborne
Name:	Michael J. Clayborne
Title:	Vice President

Summit — Increase Joinder

COMPASS BANK, as an Incremental Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Summit — Increase Joinder

BARCLAYS BANK PLC, as an Incremental Lender

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Vice President

Summit — Increase Joinder

AMEGY BANK NATIONAL ASSOCIATION, as an Incremental Lender

By:	/s/ Jill McSorley
Name:	Jill McSorley
Title:	Senior Vice President

Summit — Increase Joinder

CAPITAL ONE, NATIONAL ASSOCIATION, as an Incremental Lender

By:	/s/ Nancy Mak
Name:	Nancy Mak
Title:	Senior Vice President

Summit — Increase Joinder

GOLDMAN SACHS BANK USA, as an Incremental Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Summit — Increase Joinder

COMERICA BANK, as an Incremental Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Vice President

Summit — Increase Joinder

Schedule A

Incremental Commitments